UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)    January 16, 2008

AspenBio Pharma, Inc.
(Exact name of registrant as specified in charter)

Colorado (State or other jurisdiction of incorporation)	001-33675 (Commission File Number)	84-1553387 (IRS Employer Identification No.)

1585 South Perry Street, Castle Rock, CO (Address of principal executive offices)	80104 (Zip Code)

        Registrant’s telephone number, including area code (303) 794-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  —  Other Events.

              In light of numerous changes in the Company’s business during 2007, especially as it relates to advances in the appendicitis tests, the Company is providing the following updates to its business risk factors, which should be read in conjunction with the Form 8-K filed as of December 26, 2007 and the risk factors included in the Company’s Form 10-KSB for the year ended December 31, 2006:

If we fail to obtain FDA approval, we cannot market certain products in the United States.

Therapeutic or diagnostic products to be used by humans must be approved by the FDA prior to marketing and sale. This would apply to our ability to market, directly or indirectly our AppyScore™ and AppyScreen™ appendicitis tests. In order to obtain required FDA clearance, we must complete specific clinical trials and comply with specific standards; this process can take substantial amounts of time and resources to complete. Even if we complete the trials, FDA clearance is not guaranteed. The timing of such completion, submission and clearance could also impact our ability to realize market value from such tests. FDA clearance can be suspended or revoked, or we could be fined, based on a failure to continue to comply with those standards. Similar approval requirements and contingencies will also be encountered in a number of major international markets.

FDA approval is also required prior to marketing and sale for therapeutic products that will be used on animals, and can also require considerable time and resources to complete. New drugs for animals must receive New Animal Drug Application approval. This type of approval would be required for the use of our therapeutic equine and bovine protein products. The requirements for obtaining FDA approval are similar to those for human drugs described above and may require similar clinical testing. Approval is not assured and, once FDA approval is obtained, we would still be subject to fines and suspension or revocation of approval if we fail to comply with ongoing FDA requirements.

Advances in competing technologies or development of new technologies while are securing FDA approval and / or advancing production and marketing of our appendicitis tests could impact the ability to sell our tests and / or reduce their market potential.

The development of new technologies or improvements in current technologies for diagnosing appendicitis, including CT imaging agents and products that would compete with our appendicitis tests could have an impact on our ability to sell the appendicitis tests or the sales price of the tests. This could impact our ability to market the tests and / or secure a marketing partner both of which could have an impact on the value of our appendicitis product and that impact could be substantial.

If we successfully obtain FDA clearance to market the appendicitis tests, we may experience manufacturing problems that could limit the near term growth of our revenue.

Our ability to successfully market the appendicitis tests once approved will partially depend on our ability obtain sufficient quantities of the finished test from qualified GMP suppliers.  While we have identified and are progressing with qualified suppliers, their ability to produce tests or component parts in sufficient quantities to meet possible demand may cause delays in securing products or could force us to seek alternative suppliers. The need to locate and use alternative suppliers could also cause delivery delays for a period of time.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2008	AspenBio Pharma, Inc. (Registrant) /s/ Jeffrey G. McGonegal Jeffrey G. McGonegal Chief Financial Officer